UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 15, 2007

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code: (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 2.01 Completion of Acquisitions or Disposition of Assets

On October 12, 2007, KEMET Corporation announced that it has completed its acquisition of Arcotronics Italia S.p.A., from Blue Skye (Lux) S.à r.l. The acquisition includes seven manufacturing facilities in Sasso Marconi, Monghidoro, and Vergato, Italy; Landsberg, Germany; Towchester, United Kingdom; Kyustendil, Bulgaria; and Anting-Shanghai, China.

KEMET paid €17.5 million for 100% of the outstanding share capital of Arcotronics, assumed net financial debt of approximately €100 million, and certain other liabilities of the company totaling approximately €32 million.

A copy of the news release has been included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired.

In accordance with Item 9.01(a) of Form 8-K, the required financial statements will be filed by amendment under cover of Form 8-K/A no later than 75 days after October 12, 2007.

(b)                                 Pro Forma Financial Information.

In accordance with Item 9.01(b) of Form 8-K, such pro forma financial information will be filed by amendment under cover of Form 8-K/A no later than 75 days after October 12, 2007.

(c)                                  Not applicable

(d)                                 Exhibits

99.1         Press Release, dated October 12, 2007 issued by the Company

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 15, 2007	KEMET Corporation

/s/ DAVID E. GABLE
David E. Gable
Senior Vice President and Chief Financial Officer